EXHIBIT 99.1

May 27, 2025
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS NET INCOME (UP 27%) ON RECORD OPERATING INCOME (UP 19%) AND RECORD NET SALES (UP 15%) FOR THE SECOND QUARTER OF FISCAL 2025

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported an increase in net income of 27% to $156.8 million, or $1.12 per diluted share, in the second quarter of fiscal 2025, up from $123.1 million, or $.88 per diluted share, in the second quarter of fiscal 2024. Net income increased 37% to a record $324.7 million, or $2.31 per diluted share, in the first six months of fiscal 2025, up from $237.8 million, or $1.70 per diluted share, in the first six months of fiscal 2024.

Net sales increased 15% to a record $1,097.8 million in the second quarter of fiscal 2025, up from $955.4 million in the second quarter of fiscal 2024. Operating income increased 19% to a record $248.2 million in the second quarter of fiscal 2025, up from $209.2 million in the second quarter of fiscal 2024. The Company's consolidated operating margin improved to 22.6% in the second quarter of fiscal 2025, up from 21.9% in the second quarter of fiscal 2024.

Net sales increased 15% to a record $2,128.0 million in the first six months of fiscal 2025, up from $1,851.8 million in the first six months of fiscal 2024. Operating income increased 22% to a record $475.0 million in the first six months of fiscal 2025, up from $389.4 million in the first six months of fiscal 2024. The Company's consolidated operating margin improved to 22.3% in the first six months of fiscal 2025, up from 21.0% in the first six months of fiscal 2024.

Continued commercial aerospace product sales increases have resulted in nineteen consecutive quarters of sequential growth in Flight Support Group net sales.

EBITDA increased 18% to $297.7 million in the second quarter of fiscal 2025, up from $252.4 million in the second quarter of fiscal 2024. EBITDA increased 20% to $571.6 million in the first six months of fiscal 2025, up from $476.8 million in the first six months of fiscal 2024. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

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Consolidated Results

Laurans A. Mendelson, HEICO’s Executive Chairman, along with Co-Chief Executive Officers Eric A. Mendelson and Victor H. Mendelson, commented on the Company's second quarter results stating, "We are very pleased to report record quarterly operating income and net sales, driven primarily by double-digit consolidated organic net sales growth. This performance mainly reflects strong organic net sales growth across all product lines of the Flight Support Group and double-digit organic net sales growth for the Electronic Technologies Group’s space and aerospace products.

Cash flow provided by operating activities increased 45% to $204.7 million in the second quarter of fiscal 2025, up from $141.1 million in the second quarter of fiscal 2024. We continue to forecast strong cash flow from operations for fiscal 2025.

Our total debt to net income attributable to HEICO ratio was 3.79x as of April 30, 2025, down from 4.34x as of October 31, 2024. Our net debt to EBITDA ratio was 1.86x as of April 30, 2025, down from 2.06x as of October 31, 2024. See our reconciliation of total debt to net debt at the end of this press release.

As we look ahead to the remainder of fiscal 2025, we remain confident in achieving net sales growth across both the Flight Support Group and Electronic Technologies Group segments, driven primarily by strong organic demand for most of our products. Additionally, we aim to accelerate growth through our recently completed acquisitions while positioning ourselves to capitalize on future acquisition opportunities. Our disciplined financial strategy continues to focus on maximizing long-term shareholder value through a balanced approach of strategic acquisitions and organic growth initiatives aimed at gaining market share, while maintaining a strong financial position and preserving flexibility."

Flight Support Group

Noting the Flight Support Group's record setting second quarter results, the Company stated that it extended its growth trend and achieved quarterly increases of 24% and 19% in operating income and net sales, respectively, as compared to the second quarter of fiscal 2024. These exceptional results principally reflect robust 14% quarterly organic net sales growth driven by increased demand across all of Flight Support Group's product lines, as well as the contributions from the fiscal 2025 and 2024 acquisitions. The Flight Support Group has now achieved nineteen consecutive quarters of growth in net sales.

The Flight Support Group's net sales increased 19% to a record $767.1 million in the second quarter of fiscal 2025, up from $647.2 million in the second quarter of fiscal 2024. The Flight Support Group's net sales increased 17% to a record $1,480.2 million in the first six months of fiscal 2025, up from $1,265.9 million in the first six months of fiscal 2024. The net sales increase in the second quarter and first six months of fiscal

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2025 reflects strong organic growth of 14% and the impact from our fiscal 2025 and 2024 acquisitions. The organic net sales growth in the second quarter and first six months of fiscal 2025 reflects increased demand across all of our product lines.

The Flight Support Group's operating income increased 24% to a record $185.0 million in the second quarter of fiscal 2025, up from $148.9 million in the second quarter of fiscal 2024. The operating income increase principally reflects the previously mentioned net sales growth and an improved gross profit margin, partially offset by the impact from changes in the estimated fair value of accrued contingent consideration. The improved gross profit margin principally reflects higher net sales within our repair and overhaul parts and services product line and higher net sales and a more favorable mix of defense products within our specialty products product line.

The Flight Support Group's operating income increased 23% to a record $351.1 million in the first six months of fiscal 2025, up from $285.0 million in the first six months of fiscal 2024. The operating income increase principally reflects the previously mentioned net sales growth, an improved gross profit margin, and selling, general and administrative ("SG&A") expense efficiencies realized from the net sales growth, partially offset by the impact from changes in estimated fair value of accrued contingent consideration. The improved gross profit margin principally reflects the higher net sales across all of our product lines and a more favorable mix of defense products within our specialty products product line.

The Flight Support Group's operating margin improved to 24.1% in the second quarter of fiscal 2025, up from 23.0% in the second quarter of fiscal 2024. The operating margin increase principally reflects the previously mentioned improved gross profit margin, partially offset by the impact from the previously mentioned changes in the estimated fair value of accrued contingent consideration.

The Flight Support Group's operating margin improved to 23.7% in the first six months of fiscal 2025, up from 22.5% in the first six months of fiscal 2024. The operating margin increase principally reflects the previously mentioned improved gross profit margin.

Electronic Technologies Group

With respect to the Electronic Technologies Group's strong second quarter results the Company credited improved demand for the majority of its products, including strong double-digit organic net sales growth for the Electronic Technologies Group's space and aerospace products, which contributed favorably to the quarterly results.

The Electronic Technologies Group's net sales increased 7% to $342.2 million in the second quarter of fiscal 2025, up from $319.3 million in the second quarter of fiscal 2024. The net sales increase reflects organic growth of 4% and the impact from our fiscal 2024 and 2025 acquisitions. The organic net sales growth is mainly attributable to

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increased demand for our space, aerospace, and other electronics products, partially offset by a decrease in demand for our medical and defense products.

The Electronic Technologies Group's net sales increased 11% to a record $672.5 million in the first six months of fiscal 2025, up from $605.3 million in the first six months of fiscal 2024. The net sales increase reflects strong organic growth of 7% and the impact from our fiscal 2024 and 2025 acquisitions. The organic net sales growth mainly reflects increased demand for our space, defense, and aerospace products, partially offset by a decrease in demand for our medical products.

The Electronic Technologies Group's operating income increased 3% to $77.9 million in the second quarter of fiscal 2025, up from $75.3 million in the second quarter of fiscal 2024. The operating income increase principally reflects the previously mentioned net sales growth and SG&A expense efficiencies realized from the net sales growth, partially offset by a lower gross profit margin. The lower gross profit margin principally reflects the decreased defense and medical products net sales, partially offset by the increased space products net sales.

The Electronic Technologies Group's operating income increased 18% to a record $154.3 million in the first six months of fiscal 2025, up from $130.6 million in the first six months of fiscal 2024. The operating income increase principally reflects the previously mentioned net sales growth and SG&A expense efficiencies realized from the increased net sales.

The Electronic Technologies Group's operating margin was 22.8% in the second quarter of fiscal 2025, as compared to 23.6% in the second quarter of fiscal 2024. The lower operating margin principally reflects the previously mentioned lower gross profit margin, partially offset by a decrease in SG&A expenses as a percentage of net sales, mainly due to the previously mentioned efficiencies.

The Electronic Technologies Group's operating margin improved to 23.0% in the first six months of fiscal 2025, up from 21.6% in the first six months of fiscal 2024. The increased operating margin principally reflects lower SG&A expenses as a percentage of net sales, mainly due to the previously mentioned efficiencies.

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

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These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 84.1 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 55.0 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Wednesday, May 28, 2025 at 9:00 a.m. Eastern Daylight Time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (888) 256-1007, International (929) 477-0448, wait for the conference operator and provide the operator with the Conference ID 6480981. A digital replay will be available two hours after the completion of the conference for 14 days. To access the replay, please visit our website at https://www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics

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equipment manufacturers. For more information about HEICO, please visit our website at https://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats, such as the COVID-19 pandemic; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; cyber security events or other disruptions of our information technology systems could adversely affect our business; and our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission including, but not limited to, filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended April 30,
	2025		2024
Net sales	$1,097,820		$955,395
Cost of sales	660,016		583,600
Selling, general and administrative expenses	189,652		162,642
Operating income	248,152		209,153
Interest expense	(32,865)		(38,512)
Other income	636		460
Income before income taxes and noncontrolling interests	215,923		171,101
Income tax expense	45,400		36,200
Net income from consolidated operations	170,523		134,901
Less: Net income attributable to noncontrolling interests	13,730		11,755
Net income attributable to HEICO	$156,793		$123,146

Net income per share attributable to HEICO shareholders:
Basic	$1.13		$.89
Diluted	$1.12		$.88

Weighted average number of common shares outstanding:
Basic	139,005		138,386
Diluted	140,599		140,059

	Three Months Ended April 30,
	2025		2024
Operating segment information:
Net sales:
Flight Support Group	$767,070		$647,232
Electronic Technologies Group	342,167		319,322
Intersegment sales	(11,417)		(11,159)
	$1,097,820		$955,395

Operating income:
Flight Support Group	$184,980		$148,876
Electronic Technologies Group	77,880		75,263
Other, primarily corporate	(14,708)		(14,986)
	$248,152		$209,153

Depreciation and amortization:
Flight Support Group	$28,449		$23,889
Electronic Technologies Group	19,537		18,245
Other, primarily corporate	891		697
	$48,877	(c)	$42,831	(c)

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Six Months Ended April 30,
	2025		2024
Net sales	$2,128,042		$1,851,758
Cost of sales	1,284,576		1,133,194
Selling, general and administrative expenses	368,509		329,201
Operating income	474,957		389,363
Interest expense	(65,323)		(77,119)
Other income	1,555		1,139
Income before income taxes and noncontrolling interests	411,189		313,383
Income tax expense	59,100	(a)	53,000	(b)
Net income from consolidated operations	352,089		260,383
Less: Net income attributable to noncontrolling interests	27,341		22,539
Net income attributable to HEICO	$324,748	(a)	$237,844	(b)

Net income per share attributable to HEICO shareholders:
Basic	$2.34	(a)	$1.72	(b)
Diluted	$2.31	(a)	$1.70	(b)

Weighted average number of common shares outstanding:
Basic	138,921		138,325
Diluted	140,541		139,976

	Six Months Ended April 30,
	2025		2024
Operating segment information:
Net sales:
Flight Support Group	$1,480,244		$1,265,948
Electronic Technologies Group	672,482		605,264
Intersegment sales	(24,684)		(19,454)
	$2,128,042		$1,851,758

Operating income:
Flight Support Group	$351,096		$284,967
Electronic Technologies Group	154,336		130,591
Other, primarily corporate	(30,475)		(26,195)
	$474,957		$389,363

Depreciation and amortization:
Flight Support Group	$54,281		$48,233
Electronic Technologies Group	39,037		36,710
Other, primarily corporate	1,784		1,393
	$95,102	(c)	$86,336	(c)

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2025, the Company recognized a $27.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $26.5 million, or $.19 per basic and diluted share.

(b)During the first quarter of fiscal 2024, the Company recognized a $13.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.3 million, or $.10 per basic and diluted share.

(c)Depreciation and amortization information on the Company's two operating segments for the three and six months ended April 30, 2025 and 2024, is as follows (in thousands):

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024

Depreciation:
Flight Support Group	$6,609	$5,442	$13,187	$11,929
Electronic Technologies Group	6,061	5,522	12,030	11,061
Other, primarily corporate	498	305	999	609
	$13,168	$11,269	$26,216	$23,599

Amortization:
Flight Support Group	$21,840	$18,447	$41,094	$36,304
Electronic Technologies Group	13,476	12,723	27,007	25,649
Other, primarily corporate	393	392	785	784
	$35,709	$31,562	$68,886	$62,737

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	April 30, 2025	October 31, 2024
Cash and cash equivalents	$242,309	$162,103
Accounts receivable, net	591,404	538,487
Contract assets	124,683	112,235
Inventories, net	1,244,497	1,170,949
Prepaid expenses and other current assets	80,456	78,518
Total current assets	2,283,349	2,062,292
Property, plant and equipment, net	359,320	339,034
Goodwill	3,530,154	3,380,295
Intangible assets, net	1,433,631	1,334,774
Other assets	485,722	476,427
Total assets	$8,092,176	$7,592,822

Current maturities of long-term debt	$3,789	$4,107
Other current liabilities	661,069	659,744
Total current liabilities	664,858	663,851
Long-term debt, net of current maturities	2,274,362	2,225,267
Deferred income taxes	100,401	114,156
Other long-term liabilities	580,777	525,986
Total liabilities	3,620,398	3,529,260
Redeemable noncontrolling interests	436,471	366,156
Shareholders’ equity	4,035,307	3,697,406
Total liabilities and equity	$8,092,176	$7,592,822

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended April 30,
	2025	2024
Operating Activities:
Net income from consolidated operations	$352,089	$260,383
Depreciation and amortization	95,102	86,336
Share-based compensation expense	10,671	9,463
Employer contributions to HEICO Savings and Investment Plan	8,500	8,802
Increase (decrease) in accrued contingent consideration, net	6,766	(5,326)
Deferred income tax benefit	(17,940)	(11,532)
Payment of contingent consideration	(2,190)	(6,203)
(Increase) decrease in accounts receivable	(40,361)	5,309
(Increase) decrease in contract assets	(12,319)	3,172
Increase in inventories	(46,134)	(71,103)
Increase (decrease) in current liabilities, net	526	(76,338)
Other	53,019	49,829
Net cash provided by operating activities	407,729	252,792

Investing Activities:
Acquisitions, net of cash acquired	(286,161)	(46,208)
Capital expenditures	(33,299)	(26,325)
Investments related to HEICO Leadership Compensation Plan	(17,700)	(14,410)
Other	(2,599)	1,657
Net cash used in investing activities	(339,759)	(85,286)

Financing Activities:
Borrowings (payments) on revolving credit facility, net	50,000	(75,000)
Distributions to noncontrolling interests	(17,563)	(15,372)
Cash dividends paid	(15,272)	(13,831)
Payment of contingent consideration	(5,954)	(13,797)
Acquisitions of noncontrolling interests	(4,205)	(3,165)
Redemptions of common stock related to stock option exercises	(1,415)	(2,352)
Payments on short-term debt, net	—	(13,924)
Proceeds from stock option exercises	5,786	4,151
Other	(2,114)	(1,905)
Net cash provided by (used in) financing activities	9,263	(135,195)

Effect of exchange rate changes on cash	2,973	802

Net increase in cash and cash equivalents	80,206	33,113
Cash and cash equivalents at beginning of year	162,103	171,048
Cash and cash equivalents at end of period	$242,309	$204,161

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended April 30,
EBITDA Calculation	2025	2024
Net income attributable to HEICO	$156,793	$123,146
Plus: Depreciation and amortization	48,877	42,831
Plus: Net income attributable to noncontrolling interests	13,730	11,755
Plus: Interest expense	32,865	38,512
Plus: Income tax expense	45,400	36,200
EBITDA (a)	$297,665	$252,444

	Six Months Ended April 30,
EBITDA Calculation	2025	2024
Net income attributable to HEICO	$324,748	$237,844
Plus: Depreciation and amortization	95,102	86,336
Plus: Net income attributable to noncontrolling interests	27,341	22,539
Plus: Interest expense	65,323	77,119
Plus: Income tax expense	59,100	53,000
EBITDA (a)	$571,614	$476,838

	Trailing Twelve Months Ended
EBITDA Calculation	April 30, 2025	October 31, 2024
Net income attributable to HEICO	$601,013	$514,109
Plus: Depreciation and amortization	184,097	175,331
Plus: Net income attributable to noncontrolling interests	49,779	44,977
Plus: Interest expense	137,517	149,313
Plus: Income tax expense	124,600	118,500
EBITDA (a)	$1,097,006	$1,002,230

Net Debt Calculation	April 30, 2025	October 31, 2024
Total debt	$2,278,151	$2,229,374
Less: Cash and cash equivalents	(242,309)	(162,103)
Net debt (a)	$2,035,842	$2,067,271

Total debt	$2,278,151	$2,229,374
Net income attributable to HEICO (trailing twelve months)	$601,013	$514,109
Total debt to net income attributable to HEICO ratio	3.79	4.34

Net debt	$2,035,842	$2,067,271
EBITDA (trailing twelve months)	$1,097,006	$1,002,230
Net debt to EBITDA ratio (a)	1.86	2.06

(a) See the "Non-GAAP Financial Measures" section of this press release.